UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2009

T Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	333-1111153	71-0919962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16000 Dallas Parkway, Suite 125, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 720-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01          Regulation FD Disclosure.

On January 7, 2009, T Bancshares, Inc. (the “Company”) completed its previously announced offering of transferable subscription rights to purchase up to 1,069,052 shares of Company’s common stock at $7.50 per share (the “Rights Offering”) and its limited public offering of shares not purchased in the Rights Offering (the “Limited Public Offering”).  Both the Rights Offering and the Limited Public Offering expired on December 31, 2008.  On January 7, 2009, the Company received gross proceeds of $1,728,765.00 in the Rights Offering.  The Company received gross proceeds of $52,515 in the Limited Public Offering.

The Company will use the proceeds raised in the Rights Offering and the Limited Public Offering to provide capital to the Bank, to support future growth and for general corporate purposes.

By filing this Current Report on Form 8-K, the Company does not acknowledge that disclosure of this information is required by Regulation FD or that the information was material or non-public before disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T Bancshares, Inc.

Date: January 8, 2009	By:	/s/ Patrick G. Adams
Patrick G. Adams
President